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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of Sigilon Therapeutics, Inc. of our report dated August 21, 2020, except for the effects of the reverse stock split discussed in Note 17 to the financial statements, as to which the date is November 30, 2020, relating to the financial statements of Sigilon Therapeutics, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 30, 2020

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM